EXHIBIT 99.1

24601 Center Ridge Road, Westlake, OH 44145-5639	tel: (440) 808-9100

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Vice President of Investor Relations, or

Carlynn Finn, Manager of Investor Relations

(617) 796-8251

www.tatravelcenters.com

TravelCenters of America LLC Announces Second Quarter 2010 Results

Westlake, OH (August 9, 2010):  TravelCenters of America LLC (NYSE Amex: TA) today announced financial results for the three and six months ended June 30, 2010.

In addition to the historical financial results prepared in accordance with generally accepted accounting principles and presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for all of the travel centers in operation on June 30, 2010, that were operated by TA continuously since the beginning of the comparative periods presented.  Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR.  A reconciliation that shows the calculation of EBITDAR from net income (loss), the most directly comparable financial measure calculated and presented in accordance with generally accepted accounting principles, or GAAP, also appears in the supplemental data.

At June 30, 2010, TA’s business included 229 sites, 166 of which were operated under the “TravelCenters of America” or “TA” brand names and 63 of which were operated under the “Petro” brand name.

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

	(in thousands, except per share amounts)
Revenues	$1,504,491	$1,128,259	$2,888,110	$2,094,888
Net income (loss)	$1,173	$(15,037)	$(40,043)	$(33,076)

Weighted average number of shares:
Basic and diluted	17,298	16,648	17,284	16,640

Net income (loss) per share:
Basic and diluted	$0.07	$(0.90)	$(2.32)	$(1.99)

Supplemental Data:
Total fuel sales	$1,200,688	$840,607	$2,319,257	$1,544,515
Fuel gross margin	$74,712	$59,245	$124,945	$119,706

Total nonfuel sales	$300,423	$284,084	$562,182	$543,445
Nonfuel gross margin	$174,968	$163,185	$326,423	$315,916

EBITDAR	$75,790	$56,862	$108,974	$109,632

Business Commentary

TA’s results for the second quarter of 2010 compared to the second quarter of 2009 reflected favorable changes in net income (loss), which improved by $16.2 million, from a net loss of $15.0 million for the 2009 second quarter to net income of $1.2 million for the 2010 second quarter, and in EBITDAR, which increased by $18.9 million.  The fuel margin per gallon TA achieved in the 2010 second quarter was a key factor in this improvement.  Although other factors have an effect, fuel gross margins per gallon tend to be lower during periods of rising fuel prices and higher during periods of falling fuel prices.  Although they were at a higher level than in the 2009 second quarter, fuel commodity prices trended lower throughout the second quarter of 2010.  As a result, TA’s fuel gross margin per gallon increased as compared to the prior year when fuel commodity prices were rising and, combined with an increase in fuel sales volumes, resulted in total fuel gross margin that was $15.5 million higher in the second quarter of 2010 than the second quarter of 2009.  Nonfuel sales for the 2010 second quarter and first half increased from the comparable periods of 2009 largely due to an increased number of customers in TA’s travel centers as a result of increased trucking activity.  TA’s nonfuel gross margin as a percentage of nonfuel revenues on a same site basis for the second quarter of 2010 increased from the prior year quarter as a result of a shift in sales mix to relatively higher margin products and services, a reduced level of sales price discounting and lower purchase prices for certain nonfuel items.   Additionally, operating expenses decreased as a percentage of nonfuel sales on a same site basis because certain of TA’s expenses are fixed in nature so increases in its revenues do not result in corresponding increases in its operating expenses.

During the second quarter of 2010, TA experienced an increase in same site fuel sales volume of 7.1%, compared with the second quarter of 2009.  Similarly, during the first half of 2010 TA’s same site fuel volumes increased 8.1%, compared with the first half of 2009.  These increases resulted from a combination of TA’s marketing and customer service initiatives and increased trucking activity attributable to increased economic activity in the U.S. during the second quarter and first half of 2010, compared to the same periods of the prior year.  The second quarter same site fuel sales volume increase continued the positive trend that began in the fourth quarter of 2009 after the negative trend that had persisted since 2007 had moderated during the first three quarters of 2009.  The following table presents the quarterly changes in fuel sales volumes on a same site basis compared to the same quarter of the prior year.

Same Site Change in Fuel Sales Volume (1)	2010 compared to 2009	2009 compared to 2008	2008 compared to 2007

First quarter ended March 31	9.1%	-16.3%	-12.9%
Second quarter ended June 30	7.1%	-10.7%	-16.3%
Third quarter ended September 30	—	-3.6%	-17.2%
Fourth quarter ended December 31	—	2.4%	-13.8%
Full year	—	-7.4%	-15.0%

(1)             Includes travel centers that were continuously operated by TA, by its predecessor (prior to January 31, 2007) or by the previous owner of the Petro sites (prior to the acquisition by TA on May 30, 2007) during the periods presented.

The trucking industry is the primary customer for TA’s goods and services.  Freight and trucking demand in the U.S. generally reflects the level of commercial activity in the U.S. economy.  The condition of the U.S. economy generally, and the financial condition and activity of the trucking industry in the U.S. specifically, impacted TA’s financial results during the first half of 2010 and TA expects these matters will continue to impact its financial results in future periods.  During the first half of 2010, although the U.S. economy showed increased activity, the generally difficult economic conditions in the U.S. continued to present TA with significant operating challenges.  While TA’s fuel sales volumes and nonfuel revenues in the second quarter and first half of 2010 both increased on a same site basis over the comparable periods of the prior year, these levels of activity continue to be well below those experienced before the recession from which the U.S. economy now may be recovering; however, the strength and sustainability of any such recovery is uncertain, including the risk that a possible “double dip” recession may occur.

Capital Expenditures and Liquidity

During the six months ended June 30, 2010, TA invested $15.8 million in capital projects and received $3.5 million of funding from its principal landlord, Hospitality Properties Trust, or HPT, pursuant to the tenant improvements allowance afforded TA under its lease with HPT with no corresponding increase in rent.  TA’s current capital plan for 2010 anticipates expenditures of approximately $63 million, some of which may be funded by HPT under TA’s lease agreements with HPT. At June 30, 2010, $3.6 million of funding remained available, without an increase in rent payments, under the tenant improvements allowance from HPT, which amount would be discounted pursuant to the terms of the lease to the extent that TA receives the funds on an accelerated basis.

At June 30, 2010, TA had approximately $170.0 million in cash and cash equivalents.  TA also maintains a $100 million revolving secured bank credit facility.  At June 30, 2010, no amounts were outstanding under this facility; however $63.2 million of the facility was used to support letters of credit issued in the ordinary course of TA’s business.  As more fully described in the notes to TA’s financial statements to be filed in TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, this facility is collateralized principally by a portion of TA’s inventory, accounts receivable and cash.  TA also owns various unencumbered real estate and other assets that may be additional sources of liquidity over time, to the extent they can be financed or sold.

Pursuant to an arrangement with HPT, TA has the option to defer up to $5 million of rent for each month during 2010.  TA has taken all deferrals available to date and at June 30, 2010, the total amount of deferred rent payable to HPT was $120 million.  Any deferred rent and interest thereon not previously paid are due on July 1, 2011.  In light of the recent and current economic, industry and global credit market conditions and TA’s historical operating losses, the availability and terms of any credit TA may be able to obtain are uncertain, which may limit the availability of TA’s sources of financing and affect TA’s ability to repay deferred rent due to HPT by July 1, 2011.

Industry Competition Update

On June 30, 2010, two of TA’s competitors, Pilot Travel Centers LLC and Flying J Inc., announced that they completed a merger, effective July 1, 2010, and that the new company would be called Pilot Flying J.  That merger combined the first and second largest competitors in TA’s industry, based on diesel fuel sales volume.  As a result of this combination, TA may see increased competitive pressure that could negatively impact its sales volumes and profitability.  In addition, most of TA’s trucking customers transact business with TA by use of fuel cards, which are issued by third party fuel card companies.  The fuel card industry has only a few significant participants, including Comdata, the largest issuer of fuel cards, and TCH, a company owned or affiliated with Pilot Flying J.  TA is unable to determine the extent of the effect the combined Pilot Flying J may have on TA’s financial position, results of operations, or competitive position, although TA expects the combination may significantly alter the competitive conditions in the travel center industry.  Further, TA is unable to determine the extent of the effect that competition, or lack thereof, between Comdata and TCH in particular, may result in future increases in TA’s transaction fee expenses or working capital requirements, or both.

Conference Call:

On August 9, 2010, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three and six months ended June 30, 2010.  Following management’s remarks there will be a question and answer period.

The conference call telephone number is (888) 801-6497.  Participants calling from outside the United States and Canada should dial (913) 312-0392.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (719) 457-0820.  The replay pass code is 4342995.

A live audio webcast of the conference call will also be available in a listen only mode on TA’s web site at www.tatravelcenters.com.  To access the webcast, participants should visit TA’s web site about five minutes before the call.  The archived webcast will be available for replay on TA’s web site for about one week after the call. The recording and retransmission in any way of TA’s second quarter 2010 conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT TA’S FUEL SALES VOLUME ON A SAME SITE BASIS FOR THE SECOND QUARTER AND FIRST HALF OF 2010 INCREASED OVER THE SECOND QUARTER AND FIRST HALF OF 2009, RESPECTIVELY.  THIS STATEMENT MAY IMPLY THAT ECONOMIC CONDITIONS IN THE U.S. GENERALLY AND THE TRUCKING AND TRAVEL CENTER INDUSTRIES IN PARTICULAR ARE IMPROVING AND THAT TA’S RESULTS OF OPERATIONS AND CASH FLOWS FROM OPERATIONS WILL IMPROVE IN THE FUTURE.  HOWEVER, THE POSITIVE TREND IN FUEL SALES VOLUMES TA EXPERIENCED MAY BE THE RESULT OF INCREASED MARKET SHARE AND NOT AN IMPROVING MARKET OR MAY NOT CONTINUE.  ACCORDINGLY, TA’S FUEL SALES VOLUMES MAY NOT CONTINUE TO INCREASE OR BE SUSTAINED;

•                  THIS PRESS RELEASE STATES THAT TA’S CAPITAL PLAN FOR 2010 ANTICIPATES EXPENDITURES OF APPROXIMATELY $63 MILLION.  HOWEVER, THE AMOUNT AND TIMING OF CAPITAL PROJECT EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT.  SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND TA MAY SPEND MORE THAN $63 MILLION TO COMPLETE ITS CAPITAL PROJECTS.  CURRENTLY UNANTICIPATED PROJECTS THAT ARE REQUIRED TO BE COMPLETED MAY ARISE AND CAUSE TA TO SPEND MORE THAN CURRENTLY ANTICIPATED.  SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED AND TA MAY NOT COMPLETE THESE CAPITAL PROJECTS IN 2010.  AS A RESULT OF MARKET CONDITIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE IT TO MAKE LARGER AMOUNTS OF CAPITAL EXPENDITURES IN THE FUTURE;

•                  THE STATEMENTS IN THIS PRESS RELEASE THAT TA HAD $170 MILLION OF CASH AND CASH EQUIVALENTS AT JUNE 30, 2010, THAT THERE WERE NO AMOUNTS OUTSTANDING UNDER TA’S BANK CREDIT FACILITY, AND THAT TA OWNS UNENCUMBERED REAL ESTATE AND OTHER ASSETS THAT MAY BE ADDITIONAL SOURCES OF LIQUIDITY OVER TIME MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH; AS OF JUNE 30, 2010, $63.2 MILLION OF TA’S BANK CREDIT FACILITY WAS USED TO SECURE LETTERS OF CREDIT FOR TA’S SUPPLIERS, TA HAS COLLATERALIZED THIS FACILITY WITH A PORTION OF ITS WORKING CAPITAL ITEMS, INCLUDING A PORTION OF ITS CASH, AND TA DOES NOT KNOW THE EXTENT TO WHICH IT COULD MONETIZE ITS EXISTING UNENCUMBERED REAL ESTATE.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY; AND

•                  TA’S DESCRIPTION OF THE RENT DEFERRAL AGREEMENT WITH HPT MAY IMPLY THAT THE RENT DEFERRAL AMOUNTS TOGETHER WITH TA’S CASH ON HAND AND CASH PROVIDED BY TA’S OPERATING ACTIVITIES WILL BE SUFFICIENT TO ALLOW TA TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS AND TO MEET ITS OBLIGATIONS.  IN FACT, TA MAY NOT BE ABLE TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS OR TO MEET ITS OBLIGATIONS, INCLUDING THE PAYMENT TO HPT BY JULY 1, 2011, OF ALL UNPAID DEFERRED RENT (AND INTEREST THEREON).

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  ALSO, IN LIGHT OF THE RECENT AND CURRENT ECONOMIC, INDUSTRY AND GLOBAL CREDIT MARKET CONDITIONS AND TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN.  TA’S $100 MILLION REVOLVING CREDIT FACILITY EXPIRES IN 2012.  TA’S FAILURE TO RENEW ITS EXISTING CREDIT FACILITY OR TO OBTAIN NEW OR SUBSTITUTE FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT TA’S ABILITY TO FUND ITS BUSINESS AND OPERATIONS.  IN ADDITION, TA IS OBLIGATED TO PAY HPT ALL DEFERRED RENT AND UNPAID INTEREST THEREON BY JULY 1, 2011.  AS OF JUNE 30, 2010, TA HAS DEFERRED AN AGGREGATE OF $120 MILLION OF RENT AND MAY DEFER UP TO AN ADDITIONAL $30 MILLION OF RENT THROUGH 2010.  THERE CAN BE NO ASSURANCES THAT TA WILL HAVE THE NECESSARY FUNDING TO REPAY BY JULY 1, 2011, ALL AMOUNTS OF DEFERRED RENT AND INTEREST THEREON;

•                  IF THE RECENT DIFFICULT U.S. ECONOMIC AND TRUCKING INDUSTRY CONDITIONS CONTINUE, WORSEN OR LAST FOR AN EXTENDED PERIOD, TA’S CUSTOMERS MAY PURCHASE LESS OF TA’S GOODS AND SERVICES AND TA MAY SUFFER LOSSES;

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED; AND

•                  AS A RESULT OF THE LARGE VOLUME OF PUBLIC TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED A CHANGE IN OWNERSHIP AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME TA MAY REALIZE.  IF TA EXPERIENCES ADDITIONAL CHANGES IN OWNERSHIP, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO LIMITATIONS ON USAGE.

TA HAS PRODUCED PROFITABLE OPERATIONS IN ONLY THREE QUARTERLY REPORTING PERIODS SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO CREATE PROFITABLE OPERATIONS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND “RISK FACTORS” AND UNDER THOSE SECTIONS AND ELSEWHERE IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2010.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,
	2010	2009
Revenues:
Fuel	$1,200,688	$840,607
Nonfuel	300,423	284,084
Rent and royalties	3,380	3,568
Total revenues	1,504,491	1,128,259

Cost of goods sold (excluding depreciation):
Fuel	1,125,976	781,362
Nonfuel	125,455	120,899
Total cost of goods sold (excluding depreciation)	1,251,431	902,261

Operating expenses:
Site level operating	157,443	149,680
Selling, general & administrative	20,051	19,588
Real estate rent	58,542	58,808
Depreciation and amortization	10,305	9,482
Total operating expenses	246,341	237,558

Income (loss) from operations	6,719	(11,560)

Income from equity investees	224	132
Interest income	370	528
Interest expense	(5,866)	(3,921)
Income (loss) before income taxes	1,447	(14,821)
Provision for income taxes	274	216
Net income (loss)	$1,173	$(15,037)

Weighted average shares outstanding:
Basic and diluted	17,298	16,648
Net income (loss) per share:
Basic and diluted	$0.07	$(0.90)

These condensed financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Six Months Ended June 30,
	2010	2009
Revenues:
Fuel	$2,319,257	$1,544,515
Nonfuel	562,182	543,445
Rent and royalties	6,671	6,928
Total revenues	2,888,110	2,094,888

Cost of goods sold (excluding depreciation):
Fuel	2,194,312	1,424,809
Nonfuel	235,759	227,529
Total cost of goods sold (excluding depreciation)	2,430,071	1,652,338

Operating expenses:
Site level operating	309,987	294,536
Selling, general & administrative	39,379	38,589
Real estate rent	117,081	117,277
Depreciation and amortization	20,698	19,172
Total operating expenses	487,145	469,574

Loss from operations	(29,106)	(27,024)

Income from equity investees	301	207
Interest income	601	1,372
Interest expense	(11,395)	(7,203)
Loss before income taxes	(39,599)	(32,648)
Provision for income taxes	444	428
Net loss	$(40,043)	$(33,076)

Weighted average shares outstanding:
Basic and diluted	17,284	16,640
Net loss per share:
Basic and diluted	$(2.32)	$(1.99)

These condensed financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$170,042	$155,632
Accounts receivable, net	92,306	71,870
Inventories	124,837	129,185
Leasehold improvement receivable(1)	3,479	6,768
Other current assets	51,224	47,143
Total current assets	441,888	410,598

Property and equipment, net	415,434	417,458
Intangible assets, net	27,391	28,885
Other noncurrent assets	27,364	28,419
Total assets	$912,077	$885,360

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$127,559	$97,701
Other current liabilities	131,089	121,984
Total current liabilities	258,648	219,685

Capitalized lease obligations	99,856	101,248
Deferred rental allowance	77,838	81,222
Deferred rent	120,000	90,000
Other noncurrent liabilities	80,426	78,452
Total liabilities	636,768	570,607

Shareholders’ equity	275,309	314,753
Total liabilities and shareholders’ equity	$912,077	$885,360

(1)             The total leasehold improvement receivable amounts represent, as of the stated dates, the then remaining, estimated discounted amount of funds TA expected to receive from HPT in connection with the tenant improvements allowance under the lease with HPT for TA branded travel centers, which provides for up to $125,000 of funding without an adjustment to the amount of rent payable under that lease.  The total remaining undiscounted amount available at June 30, 2010, was $3,603.

These condensed financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Calculation of EBITDAR:(1)
Net income (loss)	$1,173	$(15,037)	$(40,043)	$(33,076)
Add: income taxes	274	216	444	428
Add: depreciation and amortization	10,305	9,482	20,698	19,172
Deduct: interest income	(370)	(528)	(601)	(1,372)
Add: interest expense(2)	5,866	3,921	11,395	7,203
Add: real estate rent expense(3)	58,542	58,808	117,081	117,277
EBITDAR(3)	$75,790	$56,862	$108,974	$109,632

(1)

TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent. TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business. TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies. However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)	Interest expense included the following:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

HPT rent classified as interest expense	$2,186	$2,269	$4,372	$4,538
Interest on deferred rent payable to HPT	3,300	—	6,150	—
Amortization of deferred financing costs	71	779	142	1,369
Other	309	873	731	1,296
	$5,866	$3,921	$11,395	$7,203

(3)

Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid for rent was $46,441 and $45,745 during the three month periods ended June 30, 2010 and 2009, respectively, while the total rent amounts expensed during the quarters ended June 30, 2010 and 2009, were $58,542 and $58,808, respectively.  During the six month periods ended June 30, 2010 and 2009, cash paid for rent was $92,298 and $90,447, respectively, while the total rent amounts expensed were $117,081 and $117,277, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term; and, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments made to HPT is charged against the capital lease obligations.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred leasehold improvement allowance related to TA’s ability to receive funding from HPT for certain qualifying leasehold improvements without an increase in its rent payments.  In addition, the rent payments to HPT that TA deferred under the deferral agreement are recognized as current expenses under GAAP although they were not paid in cash.  A reconciliation of these amounts is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009

Cash rental payments to HPT	$44,050	$43,368	$87,416	$85,706
Other cash rental payments	2,391	2,377	4,882	4,741
Total cash rent	46,441	45,745	92,298	90,447
Adjustments for:
Noncash straight line rent accrual – HPT	1,616	2,541	3,803	5,775
Noncash straight line rent accrual – other	59	96	128	203
Rent expensed but not paid pursuant to deferral agreement	15,000	15,000	30,000	30,000
Amortization of deferred leasehold improvement allowance	(1,692)	(1,692)	(3,384)	(3,384)
Amortization of capital lease obligations	(696)	(613)	(1,392)	(1,226)
Rent payments classified as interest expense	(2,186)	(2,269)	(4,372)	(4,538)
Total amount expensed as rent	$58,542	$58,808	$117,081	$117,277

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on June 30, 2010, that were operated by TA since January 1, 2009.  This data excludes revenues and expenses that were not generated by TA, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2010	2009	Change	2010	2009	Change
Number of company operated travel centers(2)	185	185		185	185

Total fuel sales volume (gallons)	486,773	454,643	7.1%	968,553	896,325	8.1%

Total fuel revenues	$1,154,569	$803,890	43.6%	$2,227,811	$1,479,417	50.6%

Total fuel gross margin	$74,018	$58,049	27.5%	$124,003	$117,698	5.4%

Total nonfuel revenues	$299,534	$281,226	6.5%	$560,168	$539,019	3.9%
Total nonfuel gross margin	$174,289	$161,583	7.9%	$325,139	$313,514	3.7%

Nonfuel gross margin percentage	58.2%	57.5%	70 b.p.	58.0%	58.2%	20 b.p.

Total gross margin	$248,307	$219,632	13.1%	$449,142	$431,212	4.2%
Site level operating expenses(3)	$156,467	$147,728	5.9%	$308,207	$291,179	5.8%

Net	$91,840	$71,904	27.7%	$140,935	$140,033	0.6%

(1)	Includes operating data of company operated travel centers only, excluding data of two travel centers owned by a joint venture and the travel centers operated by TA’s franchisees.

(2)

Includes travel centers that were operated by TA during the entire period presented. One company operated site is excluded from this same site comparison because it has been temporarily closed since May 2010 as a result of flooding.

(3)	Excludes real estate rent expense.

(End)